Exhibit 10.19

DIRECTOR RESIGNATION AGREEMENT

This Director Resignation Agreement (the “Resignation Agreement”) dated as of March 7, 2006, is by and between Northstar Neuroscience, Inc., a Washington corporation (the “Company”), and Seth A. Rudnick, who is a director of the Company (the “Director”).

RECITALS

A. The Company is proposing to file a registration statement on Form S-1 with the Securities and Exchange Commission for the initial public offering of its common stock (the “IPO”).

B. The Board of Directors of the Company (the “Board”) has approved an appointment of Albert J. Graf and Robert E. McNamara to the Board effective upon the closing of the IPO.

C. In furtherance of one of such appointments the Board has approved this Resignation Agreement, pursuant to which the Director agrees to tender his resignation effective immediately prior to the closing of the IPO.

NOW, THEREFORE, the Director hereby agrees as follows:

AGREEMENT

1. Agreement to Resign. The Director hereby agrees to tenders his resignation from the Board effective immediately prior to the closing of the IPO. At such time, the Director shall execute and deliver to the Company the written resignation in the form attached hereto as Exhibit A.

2. Miscellaneous.

(a) This Resignation Agreement may be executed in two counterparts, including facsimile counterparts, each of which will be deemed an original, but both of which taken together will constitute one and the same document.

(b) This Resignation Agreement is governed by, and will be construed in accordance with, the law of the State of Washington without regard to principles of conflict of laws.

NORTHSTAR NEUROSCIENCE, INC.		DIRECTOR

By:	/s/ Alan J. Levy	/s/ Seth A. Rudnick
Name: Alan J. Levy		Seth A. Rudnick
Its: President and Chief Executive Officer